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                                                                 EXHIBIT 10.16.2

                       AMENDMENT TO EMPLOYMENT AGREEMENT


    AMENDMENT, dated as of January 13, 1999 (the "Amendment"), to the Executive Employment Agreement, dated June 12, 1997, between Cost Plus, Inc., a California corporation, and Murray Dashe (the "Employee") (the "Employee Agreement").


                                WITNESSETH:
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    WHEREAS, the parties hereto desire to amend certain provisions of the
Employment Agreement as provided herein;

    NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Amendment of Section 3(a).  Section 3(a) of the Employment Agreement is
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hereby amended in its entirety and a new Section 3(b) shall be added to read as follows. The former Section 3(b) and all subsections of Section 3 thereafter shall be renumbered accordingly:

          3.   Severance Benefits.
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               (a) Benefits upon Termination.  Except as provided in Section
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          3(b), if the Executive's employment terminates as a result of
          Involuntary Termination prior to June 15, 2000 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for twelve (12) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

               (b) Benefits upon Termination After a Change of Control.  If
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          after a Change of Control the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2000 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for eighteen (18) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

     2.   Amendment to Section 6.  A new Section 16(b) shall be added to the
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Employment Agreement to read as follows. The present Section 16(b) and all subsections thereafter shall be renumbered accordingly.
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               (c)    "Change of Control" means the occurrence of any of the
          following events:

                      (i) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

                      (ii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                      (iii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan or complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all the Company's assets;

                      (iv) The sale of all or substantially all of the assets of the Company determined on a consolidated basis; or

                      (v) The complete liquidation or dissolution of the Company.

     3.  Counterparts.  This Amendment may be signed in any number of
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counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

     4.  Governing Law.  This Amendment and the rights and obligations of the
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parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of California.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                COST PLUS, INC.


                                By: /s/ John F. Hoffner
                                    ----------------------
                                    Name:  John F. Hoffner
                                    Title: EVP, CFO




                                    MURRAY DASHE

                                    /s/ Murray Dashe
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            SIGNATURE PAGE OF AMENDMENT TO THE EMPLOYMENT AGREEMENT

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